[SDI LOGO] SECURITY DISTRIBUTORS, INC.
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                                                      ONE SECURITY BENEFIT PLACE
                                                      TOPEKA, KANSAS 66636
                                                      (785) 438-3000

                                                MARKETING ORGANIZATION AGREEMENT
                                                             COMMISSION SCHEDULE

                                AdvisorDesigns Variable Annuity (the "Contract")
                                 Issued by First Security Benefit Life Insurance
                                                 and Annuity Company of New York

Marketing Organization:
(Broker/Dealer)

EFFECTIVE DATE OF COMMISSION SCHEDULE:

COMMISSIONS - This Commission  Schedule is hereby made a part of and amends your
Marketing  Organization  Agreement  (hereinafter  called the "Agreement"),  with
Security Distributors,  Inc. (hereinafter called "SDI"), and commissions payable hereunder  are subject to the  provisions  contained in the  Agreement  and this
Commission  Schedule.  Minimum  Purchase  Payments  are  as  set  forth  in  the applicable prospectus and Contract.  Commissions to a Marketing Organization are
equal  to  a  percentage   of  each  Purchase   Payment   written  by  Marketing
Organization, as follows:

 1.  UP FRONT  COMMISSIONS:  The rate of commissions  paid on Purchase  Payments made with respect to each particular  Contract is based on the issue age of the Owner (or of the  Annuitant if the  Contract is owned by a  non-natural person) as set forth in the tables below.  You may select one of Commission
     Options A through D as shown in the table below at the time of  application for each Contract. If no selection is made on the application, SDI will pay you  pursuant  to  Option B. You may  select a  different  option  for each
     Contract  but may not  change the Option in effect  after the  Contract  is issued.

                         ================================================================
     COMMISSION OPTION     OPTION A         OPTION B         OPTION C         OPTION D
                         ----------------------------------------------------------------
     OWNER ISSUE AGE     0-80    81-90    0-80    81-90    0-80    81-90    0-80    81-90
                         ----------------------------------------------------------------
                         6.50%   2.50%    5.00%   2.50%    2.50%   2.50%    0.00%   0.00%
                         ================================================================

     *No  Commission  will be paid on Purchase  Payments made that are less than the minimum specified in the applicable prospectus and Contract.

 2.  ASSET-BASED  COMMISSIONS:  Under Commission Options A (for issues ages 81 -
     90 only), B, C and D, SDI will pay an asset-based  commission as of the end of each calendar month. The amount of the asset-based commission under each
     Option is equal to 1/12 of the applicable percentage set forth in the table below times the aggregate  Contract Value of those Contracts sold under the applicable Commission Option for which Marketing Organization is the broker of record  and,  with  respect  to  Options  A, B and C only,  the  initial
     Purchase  Payment  is more  than 12  months  old.  For  Option D only,  the asset-based  commission  will be paid as of the end of the  first  calendar month of the Contract Date. On an annual basis, the asset-based  commission is  equal to the  amount  set  forth in the  Table  below.  No  asset-based commission  will be paid on  Contracts  that have  annuitized  under a life contingent  annuity  option.  An  Annuitization  Fee  may be  available  as discussed in paragraph 6.

                         ================================================================
     COMMISSION OPTION     OPTION A         OPTION B         OPTION C         OPTION D
                         ----------------------------------------------------------------
     OWNER ISSUE AGE     0-80   81-90     0-80   81-90     0-80   81-90     0-80   81-90
                         ----------------------------------------------------------------
                         0 bps  25 bps   25 bps  25 bps   45 bps  25 bps   65 bps  60 bps
                         ================================================================

 3.  ALTERNATE  WITHDRAWAL  CHARGE RIDER:  For a Contract sold with an Alternate
     Withdrawal   Charge  Rider,  the  commission  and  asset-based   commission
     schedules  set forth  above do not  apply.  The  following  commission  and asset-based commission schedule will apply in lieu of those set forth above if an Alternate Withdrawal Charge Rider is in effect.

             =====================================================
             ALTERNATE WITHDRAWAL       UP FRONT       ASSET-BASED
                 CHARGE RIDER         COMMISSION*     COMMISSION**
             -----------------------------------------------------
                   0 - year              0.00%          100 bps
             =====================================================

      *The  commission  is equal to the  applicable  percentage of each Purchase
       Payment  written by  Marketing  Organization  based  upon the  applicable
       Alternate Withdrawal Charge Rider in effect.

     **The  amount  of the  asset-based  commission  is  equal  to  1/12  of the applicable  percentage  set forth in the table above times the  aggregate
       Contract Value of those  Contracts  sold under the  applicable  Alternate
       Withdrawal Charge Rider for which Marketing Organization is the broker of record.

 4.  CONTRACT  DATE:  For the  purpose  of this  Commission  Schedule,  the term
     "Contract Date" shall be the date the first Purchase Payment is credited to the Contract.

 5.  DEATH BENEFIT APPLIED TO ANNUITY OPTION: In the event that a beneficiary of a Contract under this Commission  Schedule applies the death benefit to one of the annuity  options under the Contract,  no commission  will be payable upon such  application.  An Annuitization Fee may be available as discussed in paragraph 6.

 6.  ANNUITIZATION:   An   Annuitization   Fee  will  be  paid  to  a  Marketing
     Organization   who  secures  from  the  Contract   Owner  (or  his  or  her
     beneficiary) the proper forms and information to commence an immediate life contingent annuity option under the Contract and significantly  assists the client and insurance company in such settlement. The Annuitization Fee will be equal to 4% of the amount  applied to a fixed  life  contingent  annuity option and 2% of the amount applied to a variable life  contingent  annuity option.

 7.  COMMISSION CHARGEBACK PROVISIONS:  No Commission chargebacks are applicable to any partial  withdrawals,  full surrenders or death claims except in the event of a free look surrender. SDI will charge back 100% of commissions in the event of a free look surrender.

 8.  CHANGE OF COMMISSION  SCHEDULE:  Notwithstanding any other provision of the
     Agreement to the  contrary,  the  following  provisions  shall  apply.  SDI reserves the right at any time, with or without notice,  to change,  modify or  discontinue  the  commissions,  asset-based  commissions  or any  other compensation  payable under this  Commission  Schedule.  However,  any such change  will  not  apply to the  commissions  or  asset  based  commissions applicable to Contracts issued before the effective date of such change.

 9.  CHANGE OF DEALER:  A Contract Owner shall have the right to designate a new marketing  organization,  or  terminate  a marketing  organization  without designating a replacement, by sending written notice of such designation or termination  to  SDI.  Upon  written  notice  to SDI by  the  owner  of the designation  of a new  marketing  organization,  all  the  commissions  and asset-based commissions shall be payable to the new marketing organization.
     Upon  written  notice  to SDI by  the  Contract  Owner  of  termination  of
     Marketing  Organization,  without designating a new marketing organization,
     SDI shall cease paying commissions and asset based commissions to Marketing
     Organization.

10.  TERMINATION  OF THE  AGREEMENT/VESTING:  In the event of termination of the
     Agreement for any reason,  all rights to receive  commissions,  asset-based commissions or other compensation  under this Commission  Schedule shall be terminated,  unless  each of the  following  requirements  is met:  (i) the
     Agreement  has  been  in  force  for at  least  one  year;  (ii)  Marketing
     Organization is at the time such commissions are payable properly  licensed to receive such  commissions;  (iii)  Marketing  Organization  is providing service  to the  Contract  Owner  and  performing  its  duties  in a manner satisfactory to SDI; (iv) commissions paid to Marketing Organization in the previous  calendar  year  amounted  to at  least  $500;  and (v)  Marketing
     Organization  has not been  terminated,  nor a new  marketing  organization designated, by the Contract Owner as set forth in paragraph 9 above.

THIS  COMMISSION  SCHEDULE  replaces  any previous  Commission  Schedule for the
Variable Annuity Contract listed above as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.

By:                GREGORY J. GARVIN
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Title:                 President
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